                                                                   EXHIBIT 23(A)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement, in Registration Statement No. 33-29793 and in Registration Statement No. 33-60619 of our reports dated January 24, 1997 included and incorporated by reference in CNF Transportation Inc.'s (formerly Consolidated Freightways, Inc.) Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in such Registration Statements.

/s/ Arthur Andersen LLP

San Francisco, California,

 May 29, 1997